Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

Invitrogen Announces Second Quarter 2008 Financial Results

Second quarter revenue of $368 million, 14.3 percent increase

Second quarter GAAP EPS of $0.55 and non-GAAP EPS $0.73

Free cash flow $65 million for the quarter

CARLSBAD, Calif— July 24, 2008—Invitrogen Corporation (Nasdaq:IVGN) today announced results for its second quarter ended June 30, 2008. Revenues for the second quarter were $368 million, an increase of 14.3 percent over the $322 million reported for the second quarter of 2007.

“We continue to see consistent, solid growth in our business, leading to yet another quarter of strong financial results,” said Greg Lucier, Chairman and Chief Executive Officer of Invitrogen. “Once the transaction with Applied Biosystems is complete, we look forward to combining our strong portfolios, world-class systems and talented people to create a truly remarkable life sciences company.”

Second quarter diluted earnings per share were $0.55, which includes $0.05 per share of stock option expensing and $0.13 per share of amortization, business integration and other expenses. On a non-GAAP basis, which excludes these items, diluted earnings per share were $0.73, an increase of 28 percent over the same period last year.

Analysis of Second Quarter 2008 Results

•

Second quarter 2008 revenues increased 14.3 percent over the previous year, driven by solid growth in all businesses and regions, as well as positive currency benefits. Organic revenue growth, without the impact from currency and acquisitions, was 6.2 percent. Revenue from foreign exchange contributed $22 million or seven points of growth.

•

Gross margin, on a non-GAAP basis, was 66.3 percent in the second quarter. This represents an increase of 260 basis points from the same period in the prior year, due to positive price realization, productivity and currency exchange benefits.

•

Non-GAAP operating margin was 27.7 percent in the second quarter, representing an increase of 370 basis points over the same period in 2007. Operating expenses as a percent of revenue declined year over year due to lower general and administrative costs. G&A costs were lower primarily as the result of the elimination of one-time legal expenses present in 2007.

•

Non-GAAP tax rate was 28.7 percent, a decrease of approximately 2 percentage points from the previous year. The decrease was related primarily to a projected higher percentage of income being earned in lower tax jurisdictions, as well as $1 million of tax benefits resulting from the completion of prior period audits.

•	Weighted shares outstanding were 97.1 million in the second quarter.

# # #

•

Cash flow from operating activities for the second quarter was $82 million. Second quarter capital expenditures were $17 million and free cash flow was $65 million. The company ended the second quarter with $646 million in cash & short-term investments.

•

The following analysis of diluted earnings per share identifies specific items that affect the comparability of results between periods. Reconciliations between Invitrogen’s results and non-GAAP results for the periods reported are presented in the attached tables and on the company’s Investor Relations page at www.invitrogen.com.

	Three Months Ending June 30,
	2008	2007	% Change
GAAP earnings per share	$0.55	$0.31	78%
Amortization of acquisition related expenses	$0.12	$0.18	(33%	)
Stock option expense (FAS123R)	$0.05	$0.07	(29%	)
Business integration and other expense	$0.01	$0.01	n/a

Non-GAAP earnings per share	$0.73	$0.57	28%

Segment and Geographic Highlights

•

BioDiscovery revenue was $253 million in the second quarter, an increase of 13.6 percent over the same period the previous year. Organic revenue growth, which excludes the impact from currency, was 6.5 percent. Revenue growth was a result of positive price realization and volume in almost all product areas, most notably in drug discovery sciences, molecular biology and cellular analysis products.

•	BioDiscovery non-GAAP gross margins increased 250 basis points year over year due to positive price realization and operational productivity.

•

Cell Systems revenue was $115 million in the second quarter 2008, an increase of 16 percent over the same period the previous year. Organic revenue growth, which excludes the impact from currency and acquisitions, was 5.6 percent. Solid growth in cell culture research continued, driven by accelerating sales of stem cell and other specialty cell culture media. Production media and sera grew in the mid single digits, as expected.

•	Cell Systems non-GAAP gross margins increased by 310 basis points year over year due to improved productivity and currency benefits.

•

Revenue growth, including impact from currency, by region for the second quarter was 5 percent in the Americas, 24 percent in Europe and 22 percent in Asia Pacific. The emerging markets of India, China and Korea had strong double-digit growth.

•	Orders transacted through e-commerce channels reached another record high of 63 percent in the Americas during the second quarter, and over 50 percent globally.

•	New product highlights included:

•

Food and Drug Administration premarket approval for the HER2 CISH Kit, indicated as an aid in the assessment of breast cancer patients for whom trastuzumab (Herceptin®) treatment is being considered. The approval marks the first PMA that Invitrogen has received from the FDA;

# # #

•	The SequalPrep™ System; a complete sample enrichment and normalization solution for next generation sequencing technologies; and

•	CELLstart™, the first fully defined, completely animal origin free substrate in the marketplace for the attachment and expansion of embryonic, mesenchymal and neural stem cells.

•

The company won six Life Science Industry Awards, the most of any company. The awards are given to top life science suppliers, with the winners being determined by the industry’s customers — scientists in biotechnology and pharmaceutical companies, in government and academia. This was the fourth year in a row that Invitrogen was recognized through these awards.

Applied Biosystems Transaction

As previously announced on June 12, 2008, the Boards of Directors of Invitrogen and Applera Corporation approved a definitive merger agreement under which Invitrogen will acquire all of the outstanding stock of Applied Biosystems, Inc. for $38.00 per share in a cash and stock transaction valued at $6.7 billion.

The company expects the transaction to close in late October to early November. The company has filed under Hart Scott Rodino for U.S. antitrust review and will soon be engaging with the European Commission for a similar review process. The company expects to file the preliminary proxy by the end of July or early August.

Fiscal Year 2008 Outlook

Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company expects full year 2008 organic revenue, excluding the impact from currency and acquisitions, to increase in the mid single digits. Non-GAAP earnings per share are expected to increase at a rate of one and a half to two times that of revenue. The company will provide further detail on its business outlook during the conference call today.

Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 9:00 a.m. Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.invitrogen.com.

The webcast can be accessed on Invitrogen’s website at www.invitrogen.com on the Investor Relations home page. Alternatively, callers may listen to the live conference call by dialing 866.831.5605 (domestic) or 617.213.8851 (international) and use passcode 21567755. A replay of the webcast will be available on the Company’s website through Thursday, August 14, 2008.

# # #

About Invitrogen

Invitrogen Corporation (Nasdaq:IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy, and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as non-GAAP results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are limited because they do not reflect the entirety of our business results.

We define our non-GAAP results as our GAAP results excluding the after tax impact of the following:

•	Acquisition related amortization;

•	In process research and development expenses;

•	Acquisition related gains and losses;

•	Asset impairment charges related to a portfolio review;

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations;

•	Certain significant one time events that are unlikely to recur; and

•	Share based payment expenses as a result of adoption of FAS123R.

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our non-GAAP results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and non-GAAP results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and non-GAAP earnings per share; 2) plans regarding our share repurchase program; 3) momentum in 2008; 4) plans to sustain and expand organic growth and increase operating margins; and 5) plans to acquire Applied Biosystems, Inc. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s

# # #

repurchase shares of its common stock at prices that are acceptable to its Board of Directors and management; c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets; and d) the closing conditions in the Agreement & Plan of Merger to acquire Applied Biosystems, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

Herceptin® is a registered trademark of Genentech. No sponsorship or endorsement by Genentech is implied herein.

#End#

# # #

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the three months ended June 30, 2008				For the three months ended June 30, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$367,791	$—		$367,791	$321,690	$—		$321,690
Cost of revenues	125,268	(1,405	) (2)(3)	123,863	118,191	(1,546	) (2)(3)	116,645
Purchased intangibles amortization	17,416	(17,416	) (4)	—	27,957	(27,957	) (4)	—

Gross profit	225,107	18,821		243,928	175,542	29,503		205,045

Gross margin	61.2%			66.3%	54.6%			63.7%
Operating expenses:
Sales and marketing	73,338	(2,127	) (3)	71,211	62,436	(1,649	) (3)	60,787
General and administrative	42,188	(3,781	) (3)	38,407	44,791	(5,360	) (3)	39,431
Research and development	33,173	(868	) (3)	32,305	28,604	(1,113	) (3)	27,491
Business consolidation costs	1,413	(1,413	) (5)	—	724	(724	) (5)	—

Total operating expenses	150,112	(8,189)		141,923	136,555	(8,846)		127,709

Operating income	74,995	27,010		102,005	38,987	38,349		77,336
Operating margin	20.4%			27.7%	12.1%			24.0%
Interest income	5,348	—		5,348	7,931	—		7,931
Interest expense	(6,895)	—		(6,895)	(6,944)	—		(6,944)
Other income (expense), net	(357)	—		(357)	350	—		350

Total other income (expense), net	(1,904)	—		(1,904)	1,337	—		1,337

Income from continuing operations before provision for income taxes	73,091	27,010		100,101	40,324	38,349		78,673
Income tax provision	(19,866)	(8,913	) (6)	(28,779)	(10,927)	(13,065	) (6)	(23,992)

Income from continuing operations	$53,225	$18,097		$71,322	$29,397	$25,284		$54,681
Income from discontinued operations, net of tax	$—	$—		$—	$11,481	$(11,481)		$—

Net income	$53,225	$18,097		$71,322	$40,878	$13,803		$54,681
Effective tax rate for continuing operations	27.2%			28.7%	27.1%			30.5%
Add back interest expense for subordinated debt, net of tax	34	—		34	40	—		40

Numerator for diluted continuing earnings per share	$53,259	$18,097		$71,356	$29,437	$25,284		$54,721

Earnings per common share:
Basic earnings per share from continuing operations	$0.58			$0.78	$0.32			$0.59

Basic earnings per share from discontinued operations	$—			$—	$0.12			$—

Diluted earnings per share from continuing operations	$0.55			$0.73	$0.31			$0.57

Diluted earnings per share from discontinued operations	$—			$—	$0.12			$—

Weighted average shares used in per share calculation:
Basic	91,907			91,907	92,940			92,940
Diluted	97,129			97,129	95,448			95,448

(1)

The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.6 million and zero for the three months ended June 30, 2008 and 2007, respectively.

(3)

Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $7.6 million and $9.7 million for the three months ended June 30, 2008 and 2007, respectively.

(4)	Add back amortization of purchased intangibles.

(5)	Add back business consolidation costs.

(6)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2008 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the six months ended June 30, 2008				For the six months ended June 30, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$718,009	$—		$718,009	$630,343			$630,343
Cost of revenues	239,823	(3,092	) (2)(3)	236,731	227,924	(2,979	) (2)(3)	224,945
Purchased intangibles amortization	34,319	(34,319	) (4)	—	55,543	(55,543	) (4)	—

Gross profit	443,867	37,411		481,278	346,876	58,522		405,398

Gross margin	61.8%			67.0%	55.0%			64.3%
Operating expenses:
Sales and marketing	143,636	(3,636	) (3)	140,000	119,651	(3,176	) (3)	116,475
General and administrative	85,623	(8,681	) (3)	76,942	85,312	(10,320	) (3)	74,992
Research and development	63,806	(1,884	) (3)	61,922	56,049	(2,144	) (3)	53,905
Business consolidation costs	1,914	(1,914	) (5)	—	2,522	(2,522	) (5)	—

Total operating expenses	294,979	(16,115)		278,864	263,534	(18,162)		245,372

Operating income	148,888	53,526		202,414	83,342	76,684		160,026
Operating margin	20.7%			28.2%	13.2%			25.4%
Interest income	14,272	—		14,272	11,900	—		11,900
Interest expense	(13,762)	—		(13,762)	(14,128)	—		(14,128)
Other income	1,437	—		1,437	96	—		96

Total other income (expense), net	1,947	—		1,947	(2,132)	—		(2,132)

Income from continuing operations before provision for income taxes	150,835	53,526		204,361	81,210	76,684		157,894
Income tax provision	(39,240)	(17,854	) (6)	(57,094)	(21,921)	(26,230	) (6)	(48,151)

Income from continuing operations	$111,595	$35,672		$147,267	$59,289	$50,454		$109,743
Income from discontinued operations, net of tax	$1,358	$(1,358)		$—	$11,855	$(11,855)		$—

Net income	$112,953	$34,314		$147,267	$71,144	$38,599		$109,743
Effective tax rate for continuing operations	26.0%			27.9%	27.0%			30.5%
Add back interest expense for subordinated debt, net of tax	68	—		68	80	—		80

Numerator for diluted continuing earnings per share	$111,663	$35,672		$147,335	$59,369	$50,454		$109,823

Earnings per common share:
Basic earnings per share from continuing operations	$1.21			$1.59	$0.63	$—		$1.17

Basic earnings per share from discontinued operations	$0.01			$—	$0.13	$—		$—

Diluted earnings per share from continuing operations	$1.15			$1.51	$0.62	$—		$1.14

Diluted earnings per share from discontinued operations	$0.01			$—	$0.12	$—		$—

Weighted average shares used in per share calculation:
Basic	92,387			92,387	93,814	—		93,814
Diluted	97,497			97,497	96,030	—		96,030

(1)

The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.9 million and zero for the six months ended June 30, 2008 and 2007, respectively.

(3)

Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $16.4 million and $18.6 million for the six months ended June 30, 2008 and 2007, respectively.

(4)	Add back amortization of purchased intangibles.

(5)	Add back business consolidation costs.

(6)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2008 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED JUNE 30, 2008 AND 2007

(in thousands) (unaudited)	Bio- Discovery	Cell Systems	Unallocated(1)	Total
Segment results for the three months ended June 30, 2008
Revenues	$253,056	$114,735	$—	$367,791

Gross profit	183,408	60,520	(18,821)	225,107

Gross margin	72.5%	52.7%		61.2%
Selling and administrative	78,910	30,708	5,908	115,526
Research and development	28,129	4,176	868	33,173
Business consolidation costs	—	—	1,413	1,413

Operating income (loss)	$76,369	$25,636	$(27,010)	$74,995

Operating margin	30.2%	22.3%		20.4%
Segment results for the three months ended June 30, 2007
Revenues	$222,760	$98,930	$—	$321,690

Gross profit	155,941	49,104	(29,503)	175,542

Gross margin	70.0%	49.6%		54.6%
Selling and administrative	74,723	25,495	7,009	107,227
Research and development	23,830	3,661	1,113	28,604
Business consolidation costs	—	—	724	724

Operating income (loss)	$57,388	$19,948	$(38,349)	$38,987

Operating margin	25.8%	20.2%		12.1%

(1)

Unallocated items for the three months ended June 30, 2008 and 2007 include noncash charges for purchase accounting inventory revaluations of $0.6 million and zero, amortization of purchased intangibles of $17.4 million and $28.0 million, business consolidation costs of $1.4 million and $0.7 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $7.6 million and $9.7 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally noncash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(in thousands) (unaudited)	Bio- Discovery	Cell Systems	Unallocated(1)	Total
Segment results for the six months ended June 30, 2008
Revenues	$500,352	$217,657	$—	$718,009

Gross profit	363,583	117,695	(37,411)	443,867

Gross margin	72.7%	54.1%		61.8%
Selling and administrative	156,964	59,978	12,317	229,259
Research and development	53,983	7,939	1,884	63,806
Business consolidation costs	—	—	1,914	1,914

Operating income (loss)	$152,636	$49,778	$(53,526)	$148,888

Operating margin	30.5%	22.9%		20.7%
Segment results for the six months ended June 30, 2007
Revenues	$442,827	$187,516	$—	$630,343

Gross profit	313,482	91,916	(58,522)	346,876

Gross margin	70.8%	49.0%		55.0%
Selling and administrative	142,995	48,472	13,496	204,963
Research and development	47,221	6,684	2,144	56,049
Business consolidation costs	—	—	2,522	2,522

Operating income (loss)	$123,266	$36,760	$(76,684)	$83,342

Operating margin	27.8%	19.6%		13.2%

(1)

Unallocated items for the six months ended June 30, 2008 and 2007 include noncash charges for purchase accounting inventory revaluations of $0.9 million and zero, amortization of purchased intangibles of $34.3 million and $55.5 million, business consolidation costs of $1.9 million and $2.5 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $16.4 million and $18.6 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally noncash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
(in thousands) (unaudited)	2008	2007
Net income	$112,953	$71,144
Add back amortization and share-based compensation	56,054	80,585
Add back depreciation	19,559	18,305
Balance sheet changes	(36,774)	(35,137)
Other noncash adjustments	(2,363)	2,192

Net cash provided by operating activities	149,429	137,089
Capital expenditures	(28,264)	(25,697)

Free cash flow	121,165	111,392
Net cash (used in) provided by investing activities	(37,019)	206,297
Net cash used in financing activities	(50,877)	(120,053)
Effect of exchange rate changes on cash	3,765	1,927

Net increase in cash and cash equivalents	$37,034	$199,563

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$646,080	$671,293
Trade accounts receivable, net of allowance for doubtful accounts	207,035	192,137
Inventories	212,445	172,692
Deferred income taxes	27,760	20,699
Prepaid expenses and other current assets	36,565	33,663

Total current assets	1,129,885	1,090,484
Property and equipment, net	337,902	319,653
Goodwill	1,581,770	1,528,779
Intangible assets, net	286,244	286,521
Long-term investments	37,332	753
Other assets	53,726	103,557

Total assets	$3,426,859	$3,329,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6	$124
Accounts payable, accrued expenses and other current liabilities	231,603	225,218
Income taxes	—	9,071

Total current liabilities	231,609	234,413
Liabilities of discontinued operations	2,104	2,506
Long-term debt	1,150,962	1,150,700
Pension liabilities	28,434	28,428
Income taxes	114,016	129,466
Other long-term liabilities	19,201	18,787
Stockholders’ equity	1,880,533	1,765,447

Total liabilities and stockholders’ equity	$3,426,859	$3,329,747